Exhibit 1

British American Tobacco p.l.c.

(“the Company”)

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Serpil Timuray
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares in the joint names of Serpil Timuray and Abdurrahman Murat Timuray as a result of the reinvestment of dividend income.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£43.718739	47

d)	Aggregated information - Aggregated volume - Price	47 £2,054.78
e)	Date of the transaction	2026-05-26
f)	Place of the transaction	London Stock Exchange (XLON)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Abdurrahman Murat Timuray
2	Reason for the notification
a)	Position/status	Person Closely Associated with a person discharging managerial responsibilities; Serpil Timuray, Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares in the joint names of Serpil Timuray and Abdurrahman Murat Timuray as a result of the reinvestment of dividend income.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£43.718739	47

d)	Aggregated information - Aggregated volume - Price	47 £2,054.78
e)	Date of the transaction	2026-05-26
f)	Place of the transaction	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Nancy Jiang
Date of notification: 27 May 2026